UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2013

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, on June 30, 2012, Syniverse Holdings, Inc. (the “Company”) entered into an agreement to acquire all of the shares and preferred equity certificates (whether convertible or not) in WP Roaming III S.á.r l, a Luxembourg limited liability company (“MACH”), exclusive of Evenex ApS and its wholly-owned subsidiary Evenex AS (the “Proposed Transaction”), and notified the European Commission (the “Commission”) of such Proposed Transaction on November 16, 2012. The Commission announced on December 20, 2012 that it had opened an in-depth investigation into the Proposed Transaction under EU Regulation 139/2004.

On May 29, 2013, the Commission granted approval of the Proposed Transaction, conditioned upon the Company’s commitment to divest certain assets supporting MACH’s data clearing and near real-time roaming data exchange (“NRTRDE”) business in the European Economic Area, which includes European Union countries plus Iceland, Liechtenstein and Norway (the “EEA”), including technology platforms, necessary employees, customer contracts and the MACH brand.

On June 4, 2013, the Company signed a definitive agreement (the “Agreement”) to sell substantially all of MACH’s data clearing and NRTRDE business within the EEA to Starhome, B.V., a Switzerland corporation, upon the completion of the Company’s acquisition of MACH. The sale of such portions of MACH’s business pursuant to the Agreement is contingent upon approval of Starhome as the buyer by the Commission and other applicable jurisdictions.

Item 7.01    Regulation FD Disclosure

On June 4, 2013, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit
No.        Description

99.1        Press Release dated June 4, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date:  June 6, 2013

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 5, 2013.